EXHIBIT 12

                  COMPUTATION IN SUPPORT OF RATIO OF EARNINGS TO FIXED CHARGES

                                For Year Ended December 31, 1995

                                  (Dollar Amounts in Thousands)



                                                    Allegheny Generating Company

Earnings:
       Net Income                                                  $ 27,224
       Fixed charges (see below)                                     18,361
       Income taxes                                                  13,561

       Total earnings                                              $ 59,146


Fixed Charges:
       Interest on long-term debt                                  $ 16,859
       Other interest                                                 1,502
       Estimated interest
         component of rentals                                          ---

       Total fixed charges                                         $ 18,361


Ratio of Earnings to
  Fixed Charges                                                        3.22